UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under §240.14a-12

Skyward Specialty Insurance Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

800 Gessner Road, Suite 600
Houston, Texas 77024
NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT
Dear Stockholder:
The Annual Meeting of Stockholders (the “Annual Meeting”) of Skyward Specialty Insurance Group, Inc. (the “Company”) will be held at 820 Gessner Road, Suite 107, Houston, Texas 77024 on May 25, 2023, at 9:00 a.m., Central time, for the following purposes:
1.
To elect two directors to serve as Class I directors for a three-year term to expire at the 2026 annual meeting of stockholders;

2.
To consider and vote upon the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; and

3.
To transact such other business as may be properly brought before the annual meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our Board of Directors (the “Board”) has fixed the close of business on March 31, 2023 as the Record Date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you expect to attend our Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “General Information About the Annual Meeting and Voting” beginning on page 1 of the proxy statement accompanying this notice, or provided in the Notice of Internet Availability of Proxy Materials. If you plan to attend our Annual Meeting and wish to vote your shares at the meeting, you may do so at any time before the proxy is voted.
All stockholders are cordially invited to attend the meeting.
By Order of the Board of Directors,
J. Cameron MacDonald
Chair of the Board
Houston, Texas
April 14, 2023
Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.
The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on or about April 14, 2023 to all stockholders entitled to vote at the annual meeting. The proxy materials and our annual report on Form 10-K for the year ended December 31, 2022 (the “annual report”) can be accessed as of April 14, 2023 by visiting https://www.astproxyportal.com/ast/27140.

i

800 Gessner Road, Suite 600
Houston, Texas 77024
PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 25, 2023
The Board of Directors (the “Board”) of Skyward Specialty Insurance Group, Inc. (the “Company” or “Skyward Specialty”) is soliciting proxies for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 820 Gessner Road, Suite 107, Houston, TX 77024 on May 25, 2023, at 9:00, a.m. Central time, and any postponements or adjournments thereof.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Why did you send me this Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 14, 2023, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.
Our 2023 proxy materials and our 2022 Annual Report are accessible at: https://www.astproxyportal.com/ast/27140.
We furnished these proxy materials to you because our Board is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders. This proxy statement summarizes information related to your vote at the Annual Meeting. All stockholders who find it convenient to do so are cordially invited to attend the Annual Meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete and submit your proxy via phone or the internet in accordance with the instructions provided on the Notice, or, if you requested a printed copy of the proxy materials, complete, sign and return the proxy card.
We intend to begin mailing the Notice on or about April 14, 2023 to all stockholders of record entitled to vote at the annual meeting. Only stockholders who owned our common stock on March 31, 2023, are entitled to vote at the Annual Meeting. On this Record Date, there were 37,658,111 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.
What am I voting on?
There are two proposals scheduled for a vote:
Proposal 1:
To elect two directors to serve as Class I directors for a three-year term.

Proposal 2:
To consider and vote upon the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

How many votes do I have?
Each share of our common stock that you own as of March 31, 2023, entitles you to one vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?
If your shares are registered directly in your name with our registrar and transfer agent, American Stock Transfer & Trust Company, LLC, you are considered a stockholder of record with respect to those shares and our proxy materials have been made available to you directly by us. If your shares are held in a stock brokerage account, by a bank, broker, or other agent, you are considered the beneficial owner of shares held in street name and our proxy materials are being forwarded to you by your bank, broker, or other agent that is considered the owner of record of those shares. As the beneficial owner, you have the right to instruct your bank, broker, or other agent on how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the broker, bank, trustee or nominee that holds your shares giving you the right to vote the shares at the meeting. If you are a beneficial owner and do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other nominee.
How do I vote by proxy?
With respect to the election of Class I directors, you may either vote “For” or you may “Withhold” your vote for any nominee you specify. With respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, you may vote “For” or “Against” or abstain from voting.
Stockholders of Record: Shares Registered in Your Name
If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
•
Via the Internet:   You may vote by accessing “www.voteproxy.com” and following the on-screen instructions, or scan the QR code with your smartphone. Have your proxy card available when you access the web page. This service is available 24 hours a day, seven days a week. Follow the Internet voting instructions on your Notice.

•
By Telephone:   You may vote using a touch-tone telephone by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-718-921-8500 from foreign countries, 24 hours a day, seven days a week by following the telephone voting instructions on your Notice.

•
In Person:   You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting. If you are planning to attend our Annual Meeting, please check any public announcements that we may make and our investor relations website at https://investors.skywardinsurance.com one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

•
By Mail, if You Requested a Printed Copy of Your Proxy Materials:   You may vote using your proxy card by completing, signing, dating and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your shares, as permitted, will be voted as recommended by our Board. If any other matter is presented at the Annual Meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement, we knew of no matters that needed to be acted on at the meeting, other than those discussed in this proxy statement.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, and requested a printed copy of the proxy materials, you should have received a voting instruction form and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the voting instruction form to ensure that your vote is counted. You may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms offer Internet and telephone voting. If you are a beneficial owner, you may not vote your shares in person at the

Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.
May I revoke my proxy?
If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:
•
you may grant a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method);

•
you may notify our corporate secretary in writing before the Annual Meeting that you have revoked your proxy by mailing a written notice of revocation to the attention of Corporate Secretary, Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024; or

•
you may vote in person at the Annual Meeting.

Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held in street name, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting in person at the meeting.
What constitutes a quorum?
The presence at the Annual Meeting, in person or by proxy, of holders representing a majority of the shares of our outstanding common stock as of March 31, 2023, or approximately 18,829,056 shares, constitutes a quorum at the meeting, permitting us to conduct our business.
What vote is required to approve each proposal?
Proposal 1: Election of Class I Directors.   The two nominees who receive the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” will affect the outcome.
Proposal 2: Ratification of Independent Registered Public Accounting Firm.   The ratification of the appointment of Ernst & Young LLP must receive “For” votes from a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote.
Voting results will be tabulated and certified by the inspector of election appointed for the Annual Meeting.
How will my shares be voted if I do not specify how they should be voted?
If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board, then your shares will be voted at the Annual Meeting in accordance with our Board’s recommendation on all matters presented for a vote at the Annual Meeting. Similarly, if you requested a printed copy of the proxy materials and sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with our Board’s recommendation.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions and broker non-votes?
Shares of common stock held by persons attending the Annual Meeting, but not voting, and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. For purposes of determining whether our stockholders have ratified the appointment of Ernst & Young LLP, our independent registered public accounting firm, abstentions will have the same effect as a vote “against” this proposal. Because the election of directors is determined by a plurality of votes cast, withheld votes or abstentions will not be counted in determining the outcome of such proposal.
Shares represented by proxies that reflect a broker non-vote will be counted for purposes of determining whether a quorum exists. As discussed above, a broker non-vote occurs when an organization holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes will not be considered present and entitled to vote and will have no effect on the result of the vote. However, ratification of the appointment of Ernst & Young LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
Who is paying the costs of soliciting these proxies?
We will pay all of the costs of soliciting these proxies.
How do I obtain the 2022 Annual Report?
If you would like a copy of our 2022 Annual Report, we will send you one without charge. Please write to:
Skyward Specialty Insurance Group, Inc.
800 Gessner Road, Suite 600
Houston, Texas 77024
Attn: Corporate Secretary
All of our SEC filings are also available free of charge in the “Investors-Financial Information” section of our website at www.skywardinsurance.com.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Our business affairs are managed under the direction of our Board, which is currently comprised of seven members, four of whom are “independent” under the listing standards of the Nasdaq Stock Market LLC, (“Nasdaq”). The Board is nominating two nominees for election. Our Board is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. There are two Class I directors whose current term of office expires at the Annual Meeting: Robert Creager and James Hays. Our Board has nominated Mr. Creager and Mr. Hays for re-election at the Annual Meeting to serve as Class I directors until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified.
The following table sets forth the names, ages as of March 31, 2023, and certain other information for each of the directors whose terms expire at the Annual Meeting and for each of the directors whose terms do not expire at the Annual Meeting.
Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Robert Creager(1)(3)	I	74	Director	2012	2023	2026
James Hays(2)	I	65	Director	2020	2023	2026
Directors
Robert Kittel(1)(2)	II	51	Director	2014	2024	—
Andrew Robinson(3)	II	57	Chief Executive Officer and Director	2020	2024	—
Katharine Terry(3)	II	46	Director	2022	2024	—
Marcia Dall(1)(2)	III	59	Director	2022	2025	—
J. Cameron MacDonald	III	61	Chair of the Board	2014	2025	—

(1)
Member of our Audit Committee

(2)
Member of our Compensation Committee

(3)
Member of our Nominating and Corporate Governance Committee

Nominees for Director
Robert Creager has served on our Board since October 2012. From 2012 to 2022, Mr. Creager served as a Director and Chair of the Audit Committee of USA Truck, Inc., a public trucking and logistics company, which was acquired by DB Schenker in 2022. Previously he served as a Director and Chaired the Audit Committee of Mattress Firm, Inc., a mattress retailer, and GeoMet, Inc. (OTC: GMET), an energy company. From 1982 until 2009, Mr. Creager was an Assurance Partner with PricewaterhouseCoopers LLP. and was the leader of the Houston audit practice from 2001 to 2007.
Mr. Creager holds a Bachelor of Science degree in Accounting from the University of Maryland. From 2010 to 2019, Mr. Creager was a board member of the National Association of Corporate Directors Texas TriCities Chapter, served as the Treasurer, and was a Governance Fellow. He has served on the boards of public, private, and not-for-profit companies. Mr. Creager is a senior financial professional with many years of public accounting experience, corporate governance experience as a director, and industry expertise. We believe Mr. Creager is qualified to serve as a member of our Board based on his experience, qualifications, attributes, and skills including his extensive financial accounting background and his experience serving on Audit Committees.
James Hays has served on our Board since April 2020. Since October 2018, Mr. Hays has served as Vice Chair and member of the Board of Directors of Brown & Brown, Inc., a public insurance company. Since August 1994, he served as the Founder and Chief Executive Officer of Hays Companies, an insurance broker that was acquired by Brown & Brown, Inc. in October 2018. At Hays Companies, Mr. Hays developed the organization into a nationwide leader in risk management, P&C, employee benefits, and personal lines insurance. As Chief Executive Officer of Hays Companies, Mr. Hays has overseen more than 25 years of growth, starting from a seven-person operation to a large-scale firm with more than 700 teammates in 30 offices. In addition to his leadership responsibilities, Mr. Hays maintains relationships with key accounts, helping customers understand their risk profile and developing robust insurance solutions.
Mr. Hays holds a Bachelor of Science and a Master of Business Administration from the University of Minnesota. He currently serves on the boards of the Astronaut Scholarship Foundation, a non-profit organization, JS Held, LLC, a consulting firm, and Mid Country Acquisition Corp, a savings and loan holding company. We believe Mr. Hays is qualified to serve as a member of our Board of Directors based on his experience, qualifications, attributes, and skills including his extensive experience in the multiple sectors of the insurance industry.
Continuing Directors
J. Cameron MacDonald has served on our Board since July 2014 and as Chair of our Board since May 2020. Since April 2009, Mr. MacDonald has served as President and Chief Executive Officer of The Westaim Corporation, a public investment company and significant shareholder of the Company. Mr. MacDonald has served as a director on the board of The Westaim Corporation since December 2008. Mr. MacDonald served as Chair of the Goodwood Advisory Committee from March 2009 to November 2012. He served as the President and CEO of Goodwood Inc., an investment management firm, from September 2000 to November 2012. Prior to his tenure at Goodwood Inc., from March 1990 through March 1999, Mr. MacDonald was a Director, member of the Research and Executive Committee, and shareholder of Connor Clark Private Trust, a wealth management company. From 1983 through 1990 he held various positions at CIBC Wood Gundy, a retail brokerage company, in Credit, Operations, and served as an Account Executive in the capacity of Vice President.
Mr. MacDonald holds a Bachelor of Arts in Economics from Wilfrid Laurier University and is a CFA Charterholder. We believe Mr. MacDonald is qualified to serve as a member of our Board based on our review of his experience, qualifications, attributes, and skills, including his corporate governance and executive leadership experience in the investment, insurance and technology industries.
Andrew Robinson has served as our Chief Executive Officer since May 2020 and as a member of our Board since July 2020. Prior to joining Skyward Specialty, Mr. Robinson was an Executive in Residence then Senior Advisor at Oak HC/FT, a venture and growth equity firm, including serving as Co-Chief Executive Officer then as Executive Chair at Groundspeed Analytics, and as Chair of Clara Analytics, both insurance technology companies funded by Oak HC/FT. From January 2017 to July 2017, Mr. Robinson served as the Global Chief Operating Officer and Executive Vice President of Crawford & Company, a claims management solutions business. Mr. Robinson oversaw Crawford & Company’s four businesses with revenues of $1.1 billion and over 8,000 employees. Mr. Robinson’s experience also includes over ten years with The Hanover Insurance Group, Inc. (“The Hanover”), an insurance company, where he rose to President of Specialty Insurance, Executive Vice President of Corporate Development and Chief Risk Officer. While at The Hanover, his responsibilities included all aspects of the company’s U.S. specialty businesses, including profit and loss and strategic and operational oversight. He was also responsible for acquisitions, divestitures, business integration, and enterprise risk management for the broader enterprise. Prior to his time at The Hanover, he was the Managing Partner of Global Insurance at Diamond (now PWC) Consulting. Mr. Robinson also serves on the board of McLarens, Inc., a global insurance services company, and PLNAR, an insurance technology company. Mr. Robinson previously served on the board of directors of Chaucer Plc, a Lloyd’s of London managing agency.
Mr. Robinson holds a Bachelor of Science degree from Clarkson University. Mr. Robinson is a highly experienced and successful global insurance executive with a 30-year track record of growth, financial improvement, strategic and operational leadership. We believe Mr. Robinson is qualified to serve as a member of our Board based on our review of his experience, qualifications, attributes and skills, including his executive leadership experience in the insurance, claims management and technology industries.

Marcia Dall has served on our Board since November 2022. Since October 2015, Ms. Dall has served as the Executive Vice President and Chief Financial Officer of Churchill Downs Incorporated, a publicly traded industry-leading racing, online wagering, and gaming entertainment company. Prior to this role, Ms. Dall served as Executive Vice President and Chief Financial Officer at Erie Indemnity Company, a company providing sales, underwriting and administrative services to Erie Insurance Exchange, from March 2009 to October 2015. From January 2008 to March 2009, she served as Chief Financial Officer of CIGNA Healthcare. Prior to CIGNA, from August 2002 through January 2008, Ms. Dall was Executive Vice President and Chief Financial Officer for the International and U.S. Mortgage Insurance segments of Genworth Financial, a former subsidiary of GE. From August 1997 through May 2000, she was the Executive Vice President and Chief Financial Officer of GE Rail Service.
Ms. Dall, is a Certified Public Accountant, holds a Bachelor of Science from Indiana University and an MBA from Northwestern University Kellogg School of Management. We believe Ms. Dall is qualified to serve as a member of our Board based on her experience, qualifications, attributes, and skills, including her extensive finance and management background and executive leadership experience in the insurance sector.
Robert Kittel has served on our Board since July 2014. Since January 2013, Mr. Kittel has served as the Chief Operating Officer of The Westaim Corporation, a public financial and investment company and a significant stockholder of the Company. Previously he was a Partner and Portfolio Manager at Goodwood Inc., an investment management firm, that he joined in 2002. From 2000 through 2002, he was Vice President and Analyst of a Canadian-based hedge fund investment firm. From 1997 through 2000, Mr. Kittel was employed by the Cadillac Fairview Corporation, a commercial real estate development company in the investments area. Prior to 1997, Mr. Kittel was a Staff Accountant at KPMG LLP.
Mr. Kittel has served as a director on several public company boards, both in Canada and the United States, and is currently on the board, audit committee and compensation, nominating and human resources committee of Constellation Software Inc., a public diversified software company. Mr. Kittel holds a Bachelor of Business Administration Honours from Wilfrid Laurier University, is a Chartered Professional Accountant, and a Chartered Financial Analyst. We believe Mr. Kittel is qualified to serve as a member of our Board based on our review of his experience, qualifications, attributes, and skills, including his extensive experience in financial accounting.
Katharine Terry has served on our Board since November 2022. Ms. Terry cofounded Surround Group, Inc. in June 2018 and serves as Chief Operating Officer. Surround is a managing general agency that designs property and casualty insurance products for young professionals. Ms. Terry also founded Kate Terry & Company, a management consulting firm focused on insurance product innovation. Prior to that, Ms. Terry was Senior Vice President, Commercial Insurance Product Management at Liberty Mutual Insurance from February 2011 through August 2016. She held prior roles in product management at Plymouth Rock Assurance Corporation and Progressive Insurance. Ms. Terry is a Chartered Property and Casualty Underwriter.
Ms. Terry holds a Bachelor of Arts from Harvard University and an MBA from Harvard Business School. We believe Ms. Terry is qualified to serve as a member of our Board based on her experience, qualifications, attributes, and skills, including her extensive insurance product management experience.
Board Independence
Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Global Select Market, independent directors must comprise a majority of a listed company’s board of directors within a specified period of the completion of our initial public offering. In addition, the rules of the Nasdaq Global Select Market require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Under the rules of the Nasdaq Global Select Market, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our Board has determined that each of Robert Creager, Marcia Dall, James C. Hays and Katharine Terry, comprising a majority of our Board, are independent directors. In making this determination, our Board applied the standards set forth in the rules of Nasdaq and the Exchange Act. Our Board considered all relevant facts and circumstances known to it in evaluating the independence of these directors, including their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate families.
Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to our Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of board members that represents a diversity of background and experience.
Board Leadership Structure
Our Board is led by our Chair, J. Cameron MacDonald. Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our Bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer. Our Board currently believes that our existing leadership structure is effective, provides the appropriate balance of authority between independent and non-independent directors, and achieves the optimal governance model for us and for our stockholders.
The Board’s Role in Risk Oversight
Although management is responsible for the day-to-day management of the risks our company faces, our Board of Directors and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our board of directors.
In addition, our three committees assist the Board in fulfilling its oversight responsibilities regarding risk. The Audit Committee coordinates the Board’s oversight of our internal control over financial reporting, disclosure controls and procedures, related party transactions and code of conduct, with management regularly reporting to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as succession planning as it relates to our chief executive officer. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and corporate governance and corporate governance guidelines. When any of the committees receives a report related to material risk oversight, the chair of the relevant committee reports on the discussion to the full Board.
Board of Directors Meetings
During fiscal year 2022, our Board met 10 times, including telephonic meetings. In that year, each director attended at least 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he/she served as a director and (ii) the total number of meetings held by all committees of our Board on which he/she served during the periods that he/she served.
Committees of the Board of Directors
Our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which operates pursuant to a charter adopted by our Board. Our Board may also establish other committees from time to time to assist the Board. As of the date of this proxy statement, the composition and functioning of all of our committees comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations. Each committee’s charter is available on the Investor Relations portion of our website at https://investors.skywardinsurance.com/ under Corporate Governance Overview.
Audit Committee
The members of our Audit Committee are Robert Creager (chair), Marcia Dall and Robert Kittel. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Robert Creager is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. We are relying on the phase in rules of Rule 10A-3 under the Exchange Act and the Nasdaq rules with respect to the requirement that the audit committee be composed entirely of members of our Board who satisfy the standards of independence established for independent directors under the Nasdaq rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act, as determined by our Board. Our Board has determined that each of Robert Creager and Marcia Dall are independent under the heightened audit committee independence standards of the SEC and Nasdaq. As allowed under the applicable rules and regulations of the SEC and Nasdaq, we intend to phase in compliance with the heightened audit committee independence requirements to have a fully independent audit committee prior to the end of the one-year transition period. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the applicable Nasdaq rules.
Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:
•
appoints our independent registered public accounting firm;

•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•
determines the engagement of the independent registered public accounting firm;

•
reviews and approves the scope of the annual audit and the audit fee;

•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•
monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

•
reviews our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•
reviews our critical accounting policies and estimates; and

•
reviews the audit committee charter and the committee’s performance at least annually.

Compensation Committee
The members of our Compensation Committee are Robert Kittel (chair), James Hays and Marcia Dall. We are relying on the phase-in rules of Nasdaq with respect to the requirement that the compensation committee be composed entirely of members of our Board who satisfy the standards of independence established for independent directors under the Nasdaq rules, as determined by our Board. Our Board has determined that James Hays and Marcia Dall are “independent” as that term is defined in SEC and Nasdaq rules, meet the heightened independence requirements for compensation committee purposes under Section 10C of the Exchange Act and related SEC and Nasdaq rules, and are considered a “non-employee director” under Rule 16b-3 under the Exchange Act.
Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:
•
reviews, modifies and approves (or, if it deems appropriate, makes recommendations to our Board regarding) corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•
evaluates the performance of these officers in light of those goals and objectives and determines and approves (or, if it deems appropriate, recommends to our Board for determination and approval) the compensation of these officers based on such evaluations;

•
reviews, and for our executive officers approves, (or, if it deems appropriate, recommends to our Board for determination and approval) the issuance of awards under our stock plans; and

•
reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance by the Compensation Committee with its charter.

Nominating and Corporate Governance Committee
The members of our Nominating and Corporate Governance Committee are Robert Creager (chair), Andrew Robinson and Katharine Terry. We are relying on the phase-in rules of Nasdaq with respect to the requirement that the nominating and corporate governance committee be composed entirely of members of our Board who satisfy the standards of independence established for independent directors under the Nasdaq rules, as determined by our Board. Our Board has determined that Robert Creager and Katharine Terry are “independent” as that term is defined in SEC and Nasdaq rules. The Nominating and Corporate Governance Committee’s responsibilities include:
The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:
•
to identify candidates qualified to become directors, consistent with criteria approved by our Board;

•
to recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board;

•
to recommend to our Board candidates to fill vacancies and newly created directorships on the Board;

•
to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;

•
to develop and recommend to our Board guidelines setting forth corporate governance principles; and

•
to oversee the evaluation of our Board and senior management.

Director Nomination Process
The Nominating and Corporate Governance Committee uses the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee considers the following:
•
individual qualifications, including relevant career experience, strength of character, maturity of judgment, familiarity with the Company’s business and industry; and

•
all other factors it considers appropriate, which may include diversity of background, existing commitments to other businesses, potential conflicts of interest, legal considerations, corporate governance background, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board.

The Board, with the assistance of the Nominating and Corporate Governance Committee, monitors the mix of specific experiences, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents and backgrounds that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board of Directors for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience. The Company has never received a proposal from a stockholder to nominate a director. Although the Nominating and Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the Nominating and Corporate Governance Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.
Stockholder Recommendations for Nominations to the Board
A stockholder that wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director must direct the recommendation in writing to Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.
Director Attendance at Annual Meetings
Although our Company does not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage all of our directors to attend. This annual meeting will be our first annual meeting of our stockholders.
Communications with our Board of Directors
Stockholders seeking to communicate with our Board should submit their written comments to our corporate secretary, Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024. The corporate secretary will forward such communications to each member of our Board; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).
Code of Business Conduct
We have adopted a written code of business conduct, that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code is posted on the Investor Relations section of our website at www.skywardinsurance.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K within four business days of such amendment or waiver.
Director Compensation
Non-independent directors do not receive compensation for their service on the Board. Effective April 1, 2022, independent directors, or their designees, began receiving an annual retainer in the amount of $50,000 for their service on the Board. The Chair of the Audit Committee receives an additional annual retainer of 20,000. The Chair of the Compensation Committee receives an additional annual retainer of $15,000. The Chair of the Nominating and Corporate Governance Committee receives an additional annual retainer of $10,000. Our independent directors, or their designees, are also eligible to receive grants of our common stock under the 2022 Plan that fully vest after the first anniversary of the grant date. The Board believes that it is important for independent directors of the Company to have a financial stake in the Company, such that the independent directors’ interests align with those of the Company’s shareholders. To meet this objective, the Board has established stock ownership guidelines for independent directors requiring a minimum equity holding of five times (5x) their annual base cash retainer. Independent directors will have five years to satisfy these guidelines after the date of adoption of these guidelines or the date of being designated as an independent director, whichever is later. We also have reimbursed our directors for expenses associated with attending meetings of our Board and its committees.
The following table sets forth information regarding compensation earned by our non-employee directors during the year ended December 31, 2022.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
J. Cameron MacDonald	—	—	—	—
Bill Andrus(3)	—	—	—	—
Robert Creager	$98,750(4)	$100,000	—	$198,750
Marcia Dall(5)	$12,500(6)		—	$12,500
James C. Hays	$50,000	$100,000		$150,000
Robert Kittel	—		—	—
Donald D. Larson(3)	$12,500(6)		—	$12,500
Katharine Terry(5)	$12,500(6)		—	$12,500
Stephen Way(3)	—		$4,573,179(7)	$4,573,179

(1)
Reflects the aggregate dollar amount of fees earned or paid in cash for services rendered for non-employee directors, including fees for service as a committee chair.

(2)
Grant date fair value computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. For performance awards with market performance criteria, the grant date fair value was calculated based on the probable outcome of the performance condition as of the grant date. For a more detailed description see Note 2 titled “Summary of Significant Accounting Policies — Earnings (loss) per share” to our audited consolidated financial statements included in our annual report on Form 10-K filed with the SEC.

(3)
Mr. Andrus, Mr. Larson and Mr. Way resigned from the Board in April 2022.

(4)
Amount reflects annual retainer of $50,000 and an additional $20,000 for acting as Chair of the Audit Committee. The fees paid for chairing the Audit Committee were increased from $15,000 per year to $20,000 per year, effective April 1, 2022. Amount includes a one-time arrears payment of $30,000 to Mr. Creager for chairing the Audit Committee during 2020 and 2021.

(5)
Ms. Dall and Ms. Terry joined the Board effective November 1, 2022.

(6)
Amount reflects annual retainer of $50,000 paid pro-rata for 2022 Board service.

(7)
Amounts paid to Mr. Way were pursuant to the Consulting Agreement with the Company. See the section entitled “Certain Relationships and Related Party Transactions” for more details.

PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS
Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on our Board, of which four directors are “independent” as defined under the Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our company.
At the Annual Meeting, two Class I directors will be elected for three-year terms. Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated each of the director nominees set forth below to stand for election by our stockholders, in each case for a three-year term expiring at our 2026 annual meeting of stockholders or until his successor is duly elected and qualified.
Nominees for Director
Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Robert Creager and James Hays as nominees for election as Class I directors at the Annual Meeting.
If elected, Mr. Creager and Mr. Hays will serve as Class I directors until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance — Nominees for Director.”
If you are a stockholder of record and you vote but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Creager and Mr. Hays. We expect that Mr. Creager and Mr. Hays will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.
Vote Required
The election of the Class I directors requires a plurality vote of the shares of our common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon to be approved. Broker non-votes will have no effect on this proposal.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS I DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

PROPOSAL 2:
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP, or EY, as the Company’s independent registered public accounting firm for the year ending December 31, 2023, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. EY has served as the Company’s auditor since 2021 and has audited the Company’s financial statements for the year ended December 31, 2022. Representatives of EY are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of EY as the Company’s independent registered public accounting firm is not required by Delaware law, the Company’s amended and restated certificate of incorporation, or the Company’s amended and restated bylaws. However, the Audit Committee is submitting the selection of EY to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
Independent Registered Public Accountants’ Fees
The following table is a summary of fees billed to the Company by EY for professional services rendered for the fiscal years ended December 31, 2022 and 2021.
	2022	2021
Audit Fees(1)	$1,010,000	$1,360,000
Audit Related Fees(2)	—	$1,495,875
Tax Fees(3)	—	—
All Other Fees	—	—
Total	$1,010,000	$2,855,875

(1)
Audit fees consist of fees for professional services rendered for the audit of our annual financial statements included in our Form 10-K filing and review of financial statements included in our quarterly Form 10-Q filings.

(2)
Audit related fees consists of $945,875 in fees related to our initial public offering of our common stock (the “IPO”) as well as fees related to registration of shares issued during the IPO on Form S-8 and $550,000 in fees for the reaudit as of and for the period ended December 31, 2020.

(3)
Tax fees are related to tax compliance and advisory services.

Pre-Approval Policies and Procedures
Our Audit Committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the Audit Committee, and all such services were pre-approved in accordance with this policy during the fiscal years ended December 31, 2022 and 2021. These services may include audit services, audit-related services, tax services and other services. The Audit Committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors
The affirmative vote from a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote will be required to ratify the selection of EY. Abstentions will have the same effect as a vote “against” this proposal. The approval of Proposal 2 is considered a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.
***

Report of the Audit Committee of the Board of Directors
The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2022, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements and the effect of any new accounting initiatives. In addition, the Audit Committee reviewed and discussed with management enterprise risk management reports including actions taken to mitigate risk, internal audit reports including changes in internal control over financial reporting, and related party transactions.
The Audit Committee reviewed with Ernst & Young LLP (“EY”), which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has discussed with EY its independence from management and the company, has received from EY the written disclosures and the letter required by applicable requirements of the PCAOB regarding EY’s communications with the Audit Committee concerning independence, and has considered the compatibility of non-audit services with the auditors’ independence.
The Audit Committee met with EY to discuss the overall scope of its services, the results of its audit and reviews, its evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. EY, as the Company’s independent registered public accounting firm, also periodically updates the Audit Committee about new accounting developments and their potential impact on the Company’s reporting. The Audit Committee’s meetings with EY were held with and without management present. The Audit Committee is not employed by the Company, nor does it provide any expert assurance or professional certification regarding the Company’s financial statements.
The Audit Committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the Company’s independent registered public accounting firm.
In reliance on the reviews and discussions referred to above, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Audit Committee and the Board also have recommended, subject to stockholder approval, the ratification of the appointment of EY as the Company’s independent registered public accounting firm for 2023.
This report of the Audit Committee is not “soliciting material,” shall not be deemed “filed” with the SEC and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.
The foregoing report has been furnished and submitted by the Audit Committee of the Board.
Robert Creager (Chair)
Marcia Dall
Robert Kittel

BENEFICIAL OWNERSHIP OF SECURITIES
PRINCIPAL STOCKHOLDERS AND MANAGEMENT
The following table sets forth beneficial ownership information with respect to our common stock as of March 31, 2023, for (i) each person known by us to own beneficially 5% or more of our outstanding common stock; (ii) each of our named executive officers referenced in the Summary Compensation Table, (iii) each of our directors and nominees for director, and (iv) all of our directors and executive officers as of March 31, 2023, as a group. Unless otherwise noted, each person listed below has sole voting and investment power with respect to the shares of our common stock listed below as beneficially owned by the person. Information set forth in the table with respect to beneficial ownership of common stock has been obtained from filings made by the named beneficial owners with the SEC as of the Record Date or, in the case of our executive officers and directors, has been provided to us by such individuals. As of March 31, 2023, the Company had 37,658,111 shares outstanding.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 800 Gessner Road, Suite 600, Houston, Texas 77024.
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage (%)
5% and Greater Shareholders:
The Westaim Corporation(1)	14,677,596	38.98%
James Hays(2)	3,005,281	7.98%
Stephen L. Way	2,009,579	5.34%
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage (%)
Named Executive Officers and Directors:
Andrew Robinson(3)	149,544	*
Mark Haushill(4)	292,254	*
Kirby Hill(5)	15,077	*
John Burkhart(6)	5,065	*
J. Cameron MacDonald	—	*
Robert Creager(7)	46,266	*
Marcia Dall(8)	1,666	*
James Hays(2)	3,005,281	7.98%
Robert Kittel	—	*
Katharine Terry(8)	1,666	*
All executive officers and directors as a group (15 persons)(9)	3,562,649	9.46%

*
less than 1%

(1)
Consists of 7,392,237 shares of common stock held and controlled by The Westaim Corporation through the Westaim HIIG GP and 7,285,359 shares of common stock held and controlled by The Westaim Corporation. The voting and investment power of the shares held by The Westaim Corporation are held by the senior management of the Westaim Corporation at the direction of The Westaim Corporation’s board of directors. The board of directors of The Westaim Corporation consists of Ian Delaney as chair, Stephen Cole, John Gildner, Lisa Mazzocco, Kevin E. Parker, Bruce V. Walter and J. Cameron MacDonald. The senior management team of The Westaim Corporation consists of J. Cameron MacDonald as President and CEO, Robert Kittel as Chief Operating Officer and Glenn MacNeil as Chief Financial Officer. The address for The Westaim Corporation is 70 York Street, Suite 1700, Toronto, Ontario, Canada M5J 1S9.

(2)
Consists of: (i) 7,598 shares of common stock held directly, (ii) 16,032 shares of restricted stock that will fully vest on December 31, 2023, (iii) 2,175,851 shares of common stock held by Jwayne LLC, and (iv) 805,800 shares of common stock held by Marquis Lafayette LLC. Mr. Hays serves as the controlling member for Jwayne LLC and Marquis Lafayette LLC.

(3)
Consists of 126,748 shares of common stock held directly, and 22,796 shares of restricted stock that will fully vest on January 1, 2025.

(4)
Consists of 286,555 shares of common stock held directly, and 5,699 shares of restricted stock that will fully vest on January 1, 2025.

(5)
Consists of 9,632 shares of common stock held directly, and 5,445 shares of restricted stock that will fully vest on January 1, 2025.

(6)
Consists of 5,065 shares of restricted stock that will fully vest on December 31, 2025.

(7)
Consists of 30,234 shares of common stock held directly, 16,032 shares of restricted stock that will fully vest on December 31, 2023.

(8)
Consists of 1,666 shares of restricted stock that will fully vest on December 1, 2023.

(9)
Consists of 3,472,548 shares of common stock held directly, 3,332 shares of restricted stock that will fully vest on December 1, 2023, 32,064 shares of restricted stock that will fully vest on December 31, 2023, and 54,705 shares of restricted stock that will fully vest on January 1, 2025.

EXECUTIVE OFFICERS
Our Executive Officers
The following table sets forth information regarding our executive officers as of March 31, 2023:
Name	Age	Position(s)
Andrew Robinson	57	Chief Executive Officer and Director
Mark Haushill	61	Chief Financial Officer
Kirby Hill	58	Executive Vice President and President of Industry Solutions, Captives and Programs
John Burkhart	54	Executive Vice President and President of Specialty Lines
Sean Duffy	56	Executive Vice President and Chief Claims Officer
Sandip Kapadia	42	Executive Vice President, Chief Actuary and Analytics Officer
Daniel Bodnar	56	Chief Information and Technology Officer
Thomas Schmitt	64	Chief People and Administrative Officer
Leslie Shaunty	54	General Counsel and Secretary
Andrew Robinson. Please see the biographical information provided above in the section entitled “Board of Directors and Corporate Governance.”
Mark Haushill has served as our Chief Financial Officer and Executive Vice President since November 2015. Since November 2015, Mr. Haushill has served as a Director of each of our insurance subsidiaries, including HSIC, IIC, GMIC and OSIC, and President of each since August 17, 2020. Prior to joining Skyward Specialty, Mr. Haushill was Vice President, Chief Financial Officer and Treasurer at American Safety Holdings, Ltd., a public insurance company, from September 2009 to December 2015. From December 2000 to September 2009, Mr. Haushill was Vice President, Chief Financial Officer and Treasurer at Argo Group, Ltd., a publicly-traded insurance company.
Mr. Haushill holds a Bachelor of Business Administration degree in Accounting from Baylor University. With his more than 25 years of experience in the insurance industry, Mr. Haushill brings a wealth of knowledge of best processes and practices to the Company’s accounting and treasury functions.
Kirby Hill has served as our Executive Vice President and President of Industry Solutions, Captives and Programs since January 2021, and prior to that, in a variety of roles leading different aspects of our underwriting operations since December 2010. Prior to joining Skyward Specialty, Mr. Hill was the Chief Executive Officer and Co-Founder of Norwich Holding Co., LLC, a company specializing in the development, implementation and administration of commercial specialty insurance products and programs, and prior to that in various multiline underwriting positions at PMA Insurance Corporation and American International Group, Inc. (AIG). Mr. Hill holds a Bachelor of Economics from Villanova University. With his more than 30 years of experience in all facets of the insurance business, including agency, captive and underwriting operations, Mr. Hill brings significant value to the Company, handling our program administrator partnerships, specialty distribution and niche industry businesses.
John Burkhart has served as our Executive Vice President and President of Specialty Lines since January 2021. Prior to joining Skyward Specialty, Mr. Burkhart was Senior Vice President, Head of Professional Lines and Industry Verticals at QBE Insurance Group Limited, a public insurance company, from November 2013 to September 2020. Prior to that Mr. Burkhart held several roles, including Vice President — Specialty Lines, during his tenure at Chubb Limited, a publicly-traded insurance company, from June 1992 to October 2013.
Mr. Burkhart holds a Bachelor of Science degree in Finance from Western Michigan University. Mr. Burkhart has almost 30 years of experience in specialty lines insurance, including management and professional liability, healthcare, financial institutions and transactional liability.
Sean Duffy has served as our Chief Claims Officer and Executive Vice President since January 2019. Since March 2019, Mr. Duffy has also served as Director of our subsidiaries Houston Specialty Insurance

Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. Prior to joining Skyward Specialty, Mr. Duffy was Senior Vice President, Chief Claims Officer at OneBeacon Insurance, a specialty insurance provider, from April 2010 to March 2018. In addition, Mr. Duffy previously held senior claims roles at insurers Great American Insurance and Travelers.
Mr. Duffy holds a Juris Doctorate from Hamline University and a Bachelor of Arts from Carleton College. Mr. Duffy has approximately 30 years of experience in the insurance industry.
Sandip Kapadia has served as our Executive Vice President, Chief Actuary and Analytics Officer since November 2021. From April 2020 to November 2021, Mr. Kapadia served as our Senior Vice President, Head of Data Analytics and Underwriting Strategy. Since August 2021, Mr. Kapadia has also served as Director of our subsidiaries Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance Company. Prior to joining Skyward Specialty, Mr. Kapadia was Vice President at Crum & Forster, an insurance company, from September 2015 to April 2020. Mr. Kapadia has also held various analytical roles in the insurance industry at Partner Re, Everest Re, and Aon Re.
Mr. Kapadia holds a Bachelor of Science from Pennsylvania State University. Mr. Kapadia is a Fellow of the Casualty Actuarial Society, a member of the American Academy of Actuaries, and a Designated Mentor to the Columbia University Actuarial Science graduate program. Mr. Kapadia brings with him over 20 years of industry experience across multiple actuarial, insurance, reinsurance, and modeling roles.
Daniel Bodnar has served as our Chief Information and Technology Officer since August 2017. Since March 2021, Mr. Bodnar has also served as Director of our subsidiaries Houston Specialty Insurance Company, Imperium Insurance Company, Great Midwest Insurance Company, and Oklahoma Specialty Insurance. Prior to joining Skyward Specialty, Mr. Bodnar was a Property and Casualty IT Consultant at insureCIO, an information technology services company servicing the property and casualty insurance industry, from March 2015 to August 2017. Prior to that, Mr. Bodnar was at Argo Insurance Group and HCC Insurance Holdings, two specialty insurance companies, successfully building specialty insurance technology teams and platforms.
Mr. Bodnar holds a Bachelor of Computer Science from Trinity University (San Antonio). Mr. Bodnar has more than 20 years’ experience working in the insurance technology industry.
Thomas Schmitt has served as our Chief People and Administrative Officer since September 2020. Prior to joining Skyward Specialty, Mr. Schmitt served as Chief Human Resources Officer and Senior Vice President at James River Insurance Group, an insurance company, from January 2019 to July 2019. Mr. Schmitt was an Independent Management Consultant from January 2018 to December 2019 and from June 2020 to September 2020. From February 2003 to December 2017, Mr. Schmitt was in positions of ascending authority at OneBeacon Insurance, an insurance company, most recently serving as Senior Vice President and Chief Human Resources Officer. Mr. Schmitt was instrumental in building high-performing human resources functions and assisting in the transformation of the company in times of growth and expansion.
Mr. Schmitt holds a Bachelor of Science from Boston College and an MBA from Babson College. Mr. Schmitt has more than 30 years of experience in a variety of human resources and administrative management roles in the insurance, technology, and banking industries.
Leslie Shaunty has served as our General Counsel since January 2021. Prior to that, Ms. Shaunty was the Company’s Vice President of Legal & Compliance from July 2013 to December 2019 and Chief Legal Officer from June 2020 to January 2021. Since June 2020, Ms. Shaunty has served as a Director and the Secretary of each of our subsidiaries, including HSIC, IIC, GMIC and OSIC. From December 2019 to June 2020, Ms. Shaunty operated the Shaunty Law Firm, providing clients, including Skyward Specialty, with corporate legal services.
Ms. Shaunty holds a Juris Doctorate from the University of Virginia and a Bachelor of Arts from the University of Texas. Ms. Shaunty has approximately 30 years of legal experience in a variety of industries, including retail and manufacturing, in addition to more than 10 years of insurance industry experience.

EXECUTIVE COMPENSATION
Overview
Our named executive officers for the fiscal year ended December 31, 2022, which consist of our principal executive officer and our next three most highly compensated executive officers, were as follows:
•
Andrew Robinson, our Chief Executive Officer;

•
Mark Haushill, our Chief Financial Officer and Executive Vice President;

•
Kirby Hill, our Executive Vice President and President of Industry Solutions, Captives and Programs; and

•
John Burkhart, our Executive Vice President and President of Specialty Lines.

We believe it is important that the interests of our executive management align with the interests of our stockholders. Accordingly, the Compensation Committee designs our compensation programs to reward achievement of financial and strategic objectives and key results (OKRs). The annual compensation plan for our executive officers consists of base salary, annual cash performance awards, long-term equity awards and long-term performance cash awards. Our compensation mix is designed such that approximately half to two-thirds of annual executive compensation is directly tied to the Company’s performance against its OKRs. Our Board also believes it is important that our executive team have meaningful ownership interest in the Company. To this end, in addition to the annual long-term equity awards we have granted since 2021, our Compensation Committee granted significant multi-year equity awards to our executive officers in connection with our IPO. We believe these actions further align our leaders’ interest with our stockholders.
2022 Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2022 and 2021.
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All other Compensation ($)	Total ($)
Andrew Robinson Chief Executive Officer	2021	$800,000	$600,000(2)	$1,040,000(3)	$15,250(4)	$2,455,250
	2022	$750,000	$950,000(5)	$810,000(6)	$172,198(7)	$2,682,198
Mark Haushill Chief Financial Officer and Executive Vice President	2021	$450,000	$150,000(8)	$200,000(9)	$15,250(4)	$815,250
	2022	$450,000	$150,000(10)	$175,000(11)	$14,500(12)	$789,500
Kirby Hill Executive Vice President and President of Industry Solutions, Captives and Programs	2021	$425,000	$143,334(13)	$160,000(14)	$15,250(4)	$743,584
	2022	$425,000	$143,334(15)	$225,000(16)	$14,500(12)	$807,834
John Burkhart Executive Vice President and President of Specialty Lines	2021	$400,000	$133,334(17)	$290,000(18)	$15,250(4)	$838,584
	2022	$383,333	$133,333(19)	$210,000(20)	$39,500(21)	$766,166

(1)
Grant date fair value computed in accordance with the stock-based compensation accounting rules set forth in ASC 718. For performance awards with market performance criteria, the grant date fair value was calculated based on the probable outcome of the performance condition as of the grant date. For a more detailed description see Note 2 titled “Summary of Significant Accounting Policies — Earnings (loss) per share” to our audited consolidated financial statements included in our Annual Report on Form 10-K filed with the SEC.

(2)
Consists of the aggregate value of Long-Term Equity Awards under the 2020 Long Term Incentive Plan granted during fiscal year ended December 31, 2022. The value of the Restricted Stock Award equals $300,000 and each share is equivalent to one share of the Company’s common stock. This award will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $300,000 with vesting terms subject to obtaining specified performance criteria from January 1, 2022 through December 31, 2024. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. These awards will fully vest on the third anniversary of the grant date.

(3)
Consists of the performance bonus amounts earned and paid to Mr. Robinson for the fiscal year ended December 31, 2022 totaling $1,040,000.

(4)
Consists of $15,250 of Company matched 401(k) contributions.

(5)
Consists of the aggregate value of Long-Term Equity Awards under the 2020 Long Term Incentive Plan granted during fiscal year ended December 31, 2021. The value of the Restricted Stock Units equals $475,000 and upon vesting each unit is equivalent to one share of the Company’s common stock. These awards will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $475,000 with vesting terms subject to obtaining specified performance criteria from January 1, 2021 through December 31, 2023. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. These awards will fully vest on the third anniversary of the grant date.

(6)
Consists of the performance bonus amounts earned and paid to Mr. Robinson for the fiscal year ended December 31, 2021 totaling $810,000.

(7)
Consists of $157,698 in relocation and moving expenses, including tax gross-up, and $14,500 of Company matched 401(k) contributions.

(8)
Consists of the aggregate value of Long-Term Equity Awards granted under the 2020 Long Term Incentive Plan during fiscal year ended December 31, 2022. The value of the Restricted Stock Award equals $75,000 and each share is equivalent to one share of the Company’s common stock. This award will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $75,000 with vesting terms subject to obtaining specified performance criteria from January 1, 2022 through December 31, 2024. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. These awards will fully vest on the third anniversary of the grant date.

(9)
Consists of the performance bonus amounts earned and paid to Mr. Haushill for the fiscal year ended December 31, 2022 totaling $200,000.

(10)
Consists of the aggregate value of the Long-Term Equity Awards granted during fiscal year ended December 31, 2021. The value of the Restricted Stock Units equals $75,000 and upon vesting each unit is equivalent to one share of the Company’s common stock. These Restricted Stock Units will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $75,000 with vesting terms subject to obtaining specified performance criteria from January 1, 2021 through December 31, 2023. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. The PSAs will fully vest on the third anniversary of the grant date.

(11)
Consists of the performance bonus amounts earned and paid to Mr. Haushill for the fiscal year ended December 31, 2021 totaling $175,000.

(12)
Consists of $14,500 of Company matched 401(k) contributions.

(13)
Consists of the aggregate value of Long-Term Equity Awards granted under the 2020 Long Term Incentive Plan during fiscal year ended December 31, 2022. The value of the Restricted Stock Award equals $71,667 and each share is equivalent to one share of the Company’s common stock. This award will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $71,667 with vesting terms subject to obtaining specified performance criteria from January 1, 2022 through December 31, 2024. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. These awards will fully vest on the third anniversary of the grant date.

(14)
Consists of the performance bonus amounts earned and paid to Mr. Hill for the fiscal year ended December 31, 2022 totaling $160,000.

(15)
Consists of the aggregate value of Long-Term Equity Awards granted during fiscal year ended December 31, 2021. The value of the Restricted Stock Units equals $71,667 and upon vesting each unit is equivalent to one share of the Company’s common stock. These Restricted Stock Units will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $71,667 with vesting terms subject to obtaining specified performance criteria from January 1, 2021 through December 31, 2023. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. The PSAs will fully vest on the third anniversary of the grant date.

(16)
Consists of the performance bonus amounts earned and paid to Mr. Hill for the fiscal year ended December 31, 2021 totaling $225,000.

(17)
Consists of the aggregate value of Long-Term Equity Awards granted under the 2020 Long Term Incentive Plan during fiscal year ended December 31, 2022. The value of the Restricted Stock award equals $66,667 and each share is equivalent to one share of the Company’s common stock. This award will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $66,667 with vesting terms subject to obtaining specified performance criteria from January 1, 2022 through December 31, 2024. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. These awards will fully vest on the third anniversary of the grant date.

(18)
Consists of the performance bonus amounts earned and paid to Mr. Burkhart for the fiscal year ended December 31, 2022 totaling $290,000.

(19)
Consists of the aggregate value of the Long-Term Equity Awards granted during fiscal year ended December 31, 2021. The value of the Restricted Stock Units equals $66,667 and upon vesting each unit is equivalent to one share of the Company’s common stock. These Restricted Stock Units will fully vest on the third anniversary of the grant date. The value of the Performance Share Awards (PSAs) equals $66,667 with vesting terms subject to obtaining specified performance criteria from January 1, 2021 through December 31, 2023. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. The PSAs will fully vest on the third anniversary of the grant date.

(20)
Consists of the performance bonus amounts earned and paid to Mr. Burkhart for the fiscal year ended December 31, 2021 totaling $210,000.

(21)
Consists of $25,000 in relocation and moving expenses and $14,500 of Company matched 401(k) contributions.

Narrative Disclosure to Summary Compensation Table
Employment Agreement with Andrew Robinson
On May 22, 2020, we entered into an employment agreement, amended as of January 1, 2022, with Andrew Robinson, who currently serves as our Chief Executive Officer. Mr. Robinson’s employment agreement provides for at-will employment and sets forth his annual base salary and annual performance-based cash bonus, as well as his eligibility to participate in our benefit plans generally. Mr. Robinson’s current annual base salary is no less than $800,000 and his annual performance-based cash bonus target is 100% of the annual base salary.
Under Mr. Robinson’s employment agreement, in the event that Mr. Robinson’s employment with us is terminated at any time without “cause” or Mr. Robinson resigns for “good reason,” then subject to and contingent upon Mr. Robinson’s execution and delivery of a release agreement, Mr. Robinson will be entitled to receive: (a) a lump sum cash payment in an amount equal to his base salary as of the date of termination; (b) continued benefits for one year; (c) payment of a prorated target annual bonus for the year in which the termination occurs; (d) payment of any earned and accrued bonus for the calendar year proceeding the calendar year in which his employment is terminated; and (e) acceleration of any time-vesting awards under the Company’s Long-Term Incentive Plan. If Mr. Robinson is terminated without “cause” or resigns for

“good reason” within twelve (12) months of a Change in Control he shall receive the above payments, as well as accelerated vesting of any performance-based awards, based on the valuation of the Board in good faith.
Pursuant to Mr. Robinson’s employment agreement, “cause” means (a) an act of dishonesty, fraud, theft, or embezzlement by Mr. Robinson with respect to us or our subsidiaries; (b) malfeasance or gross negligence in the performance of Mr. Robinson’s duties; (c) commission or conviction of any felony, or entry of a plea of guilty or nolo contendere to any felony, conviction of any misdemeanor involving theft, defalcation, dishonesty or violence, or entry of a plea of guilty or nolo contendere to any misdemeanor involving theft, defalcation, dishonesty or violence, or conviction related to any crime of moral turpitude; (d) willfully refusing to perform his duties and responsibilities, or failure to adhere to the directions of the Board or our or any of our subsidiaries’ corporate codes, policies, or procedures, as in effect or amended from time to time; (e) failure by Mr. Robinson to perform his duties and responsibilities hereunder (other than by reason of disability due to physical or mental impairment) without the same being corrected within thirty (30) days after being given written notice thereof, as determined by us in good faith; (f) the material breach by Mr. Robinson of any of the covenants contained in the employment agreement; and (g) violation of any statutory, material contractual, or common law duty or obligation to us or any of our affiliates, including, without limitation, Mr. Robinson duty of loyalty, and further with respect to (a)-(d) and (f)-(g), without the same being corrected within ten (10) days after being given written notice thereof.
Pursuant to Mr. Robinson’s employment agreement, “good reason” means the occurrence of any of the following events:
(a)
a material diminution in Mr. Robinson’s Base Salary, Mr. Robinson’s Annual Bonus opportunity, or Mr. Robinson’s Annual LTI Award opportunity;

(b)
a material diminution in Mr. Robinson’s authority, duties, title, or responsibilities;

(c)
the involuntary relocation of the geographic location of Mr. Robinson’s principal place of employment that is not to a mutually-agreed location;

(d)
a material breach by us of any material provision of the employment agreement; or

(e)
removal of Mr. Robinson from the Board without cause pursuant to Sections 3.3 and 3.5 of the Amended and Restated Stockholders’ Agreement by and among the Stockholders party thereto and the Company dated as of March 12, 2014.

Under his employment agreement, Mr. Robinson is also subject to a twelve (12) month non-compete provision, which is reduced to six (6) months if he is terminated without cause within twelve months following a Change in Control or due to his disability, and non-solicitation of employees and customers for one year, to run from the date of his termination.
Severance Agreements for Executive Officers
Except for Mr. Robinson, whose severance pay is set forth in his employment agreement, each member of our executive officers has an agreement with the Company regarding his/her severance upon termination without cause by the Company or with good reason by the executive. The agreements provide for twelve months of base salary as well as twelve months of COBRA premium payments paid in a lump sum upon such terminations, subject to adjustments for 409A. The payments are conditional on the executive upholding any non-solicitation/non-compete/confidentiality obligations he/she has to the Company.
For purposes of the agreements, “good reason” means: a) a material diminution by the Company of the executive’s duties and responsibilities (except in each case, in connection with the termination of executive’s employment due to executive’s disability or death or temporarily as a result of the executive’s illness or other absence; b) a reduction in executive’s base salary of more than 10% without executive’s consent; or c) assignment by the Company of duties and responsibilities inconsistent with executive’s position without executive’s consent.

Outstanding Equity Awards at December 31, 2022
The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2022.
Name and Principal Position	Grant Date(1)(2)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Andrew Robinson Chief Executive Officer	01/01/2022	22,796(4)	$341,940	—	—
	01/01/2022	—	—	22,796(5)	$341,940(3)
	03/17/2021	21,124(6)	$316,860	—	—
	01/01/2021	40,137(7)	$602,055	—	—
	01/01/2021	—	—	40,137(8)	$602,055(3)
Mark Haushill Chief Financial Officer and Executive Vice President	01/01/2022	5,699(4)	$85,485	—	—
	01/01/2022	—	—	5,699(5)	$85,485(3)
	01/01/2021	6,337(7)	$95,055	—	—
	01/01/2021	—	—	6,337(8)	$95,055(3)
Kirby Hill Executive Vice President and President of Industry Solutions, Captives and Programs	01/01/2022	5,445(4)	$81,675	—	—
	01/01/2022	—	—	5,445(5)	$81,675(3)
	01/01/2021	6,055(7)	$90,825	—	—
	01/01/2021	—	—	6,055(8)	$90,825(3)
John Burkhart Executive Vice President and President of Specialty Lines	01/01/2022	5,065(4)	$75,975	—	—
	01/01/2022	—	—	5,065(5)	$75,975(3)
	01/01/2021	5,633(7)	$84,495	—	—
	01/01/2021	—	—	5,633(8)	$84,495(3)

(1)
All January 1, 2021 and January 2022 awards were granted pursuant to the 2020 Skyward Specialty Long-Term Incentive Plan.

(2)
All other awards were granted pursuant to the Houston International Insurance Group, Ltd. 2016 Equity Incentive Program (the “2016 Equity Incentive Program”).

(3)
Market value is based on the fair market value of the Company’s common stock as of December 31, 2022. As there was no public market for our common stock on December 31, 2022, we have assumed that the fair market value on December 31, 2022 was $15.00, which is the initial public offering price per share.

(4)
Amounts shown are Restricted Stock Awards granted on January 1, 2022. Each share is equivalent to one share of the Company’s common stock. These awards will fully vest on the third anniversary of the grant date.

(5)
Performance Share Awards (PSAs) were awarded on January 1, 2022 with vesting terms subject to obtaining specified performance criteria from January 1, 2022 through December 31, 2024. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. This award will fully vest on the third anniversary of the grant date.

(6)
Mr. Robinson was granted 63,374 shares of Restricted Stock on March 17, 2021, as a match to shares purchased under the 2016 Employee Incentive Program. The award was subject to three-year ratable vesting with one-third vesting on his anniversary of service date each year. The first tranche vested on

May 22, 2021. The second tranche vested on May 22, 2022. The third and final tranche vested on January 12, 2023 upon the consummation of the Company’s IPO.
(7)
Amounts shown are Restricted Stock Units granted on January 1, 2021. Upon vesting each unit is equivalent to one share of the Company’s common stock. These awards will fully vest on the third anniversary of the grant date.

(8)
Performance Share Awards (PSAs) were awarded on January 1, 2021 with vesting terms subject to obtaining specified performance criteria from January 1, 2021 through December 31, 2023. Each PSA is equivalent to one share of the Company’s common stock. The number of units subject to vest under this award can range from 0% to 150% of the amount shown. This award will fully vest on the third anniversary of the grant date.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information as of December 31, 2022, about shares of our Common Stock that may be issued upon the exercise of options under our existing equity compensation plans:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)(1)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	—
Total

(1)
The Company’s 2022 LTIP and 2022 ESPP were approved in September 2022 but the number of shares available under the plan were to be fixed upon, and no awards were permitted to be made prior to, completion of the IPO.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Other than the compensation agreements and other arrangements described in the “Executive Compensation” section of this proxy statement and the transactions described below, since January 1, 2022, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.
Sale and Issuance of Preferred Stock and Related Promissory Notes
In April 2020, we conducted a rights offering pursuant to which we sold shares of our Series A convertible preferred stock at a price per share of $50 to participating stockholders, including certain of our executive officers, directors and holders of more than 5% of our common stock, for an aggregate purchase price of $86,321,955. In connection with the rights offering, we entered into promissory notes with certain of our executive officers and directors pursuant to which we loaned such individuals the aggregate purchase price for the shares purchased in the offering. Mr. Bodnar, Mr. Haushill, Mr. Hill, Mr. L.B. Way and Mr. S.L. Way each entered into a promissory note with a principal amount reflecting the full amount of the price paid for the preferred shares. The notes held by Mr. Bodnar, Mr. Haushill and Mr. Hill were repaid in full prior to our IPO. Mr. L.B. Way has a note outstanding in the amount of $524,309 and Mr. S.L. Way has a note outstanding in the amount of $5,327,536.
Transactions with Stephen Way and his affiliates
In June and July of 2020 and January 1, 2022, we entered into consulting agreements with SLW International, LLC, (“SLWI”) a company owned and controlled by Stephen Way, our former Chief Executive Officer, former Director and founder. SLWI’s current consulting agreement provides for a monthly fee of $183,000 and $150,000 for calendar years 2022 and 2023, respectively, an additional fee of $65,000 paid following signing of the consulting agreement, and a performance fee for achievement of certain objectives set forth in the agreement. SLWI will provide services relating to our underwriting business as specifically requested by us. The agreement continues until December 31, 2023, unless extended by mutual agreement. For the year ended December 31, 2022 we paid SLWI consulting fees of approximately $4.6 million.
L. Byron Way, serves as CEO of Skyward Accident & Health Division. During fiscal year 2022, L. Byron Way earned $360,000 in base salary and $110,000 in bonus payments.
Transaction with The Westaim Corporation and its affiliates
In August 2019, we entered into a management services agreement with Westaim, which terminated upon the closing of the Company's IPO. For the fiscal year ended December 31, 2022 we paid Westaim $500,000, pursuant to the management services agreement. In November 2015, our subsidiaries HSIC, IIC and GMIC, entered into an investment management agreement with Arena Investors, which is controlled by Westaim for Arena Investors to act as one our investment managers. We incurred various investment management expenses from Arena Investors of approximately $5.3 million for the year ended December 31, 2022, pursuant to the respective investment management or partnership agreements.
Indemnification Agreements and Directors’ and Officers’ Liability Insurance
We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, subject to certain exceptions, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.
Policies and Procedures for Related Party Transactions
Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

STOCKHOLDER PROPOSALS
Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2024 must be received by us no later than December 16, 2023, which is 120 days prior to the first anniversary of the date the proxy materials were furnished to stockholders, in order to be included in our proxy statement and form of proxy relating to that meeting, unless the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2023 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement.
In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice must meet the requirements in our amended and restated bylaws and be received at our principal executive offices not less than 90 calendar days before nor more than 120 calendar days before the one-year anniversary of the previous year’s annual meeting of stockholders. Therefore, to be presented at our 2024 annual meeting of stockholders, such a proposal must be received by us no earlier than January 26, 2024 and no later than February 25, 2024. However, if the date of the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and no later than the 90th calendar day prior to such annual meeting or, if later, ten calendar days following the date on which public announcement of the date of the meeting is first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the Board for the 2024 annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2024 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 26, 2024.
2022 Annual Report
Our financial statements for our fiscal year ended December 31, 2022, are included in our 2022 Annual Report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at https://www.skywardinsurance.com and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Skyward Specialty Insurance Group, Inc., 800 Gessner Road, Suite 600, Houston, TX 77024, Attention: Investor Relations.
Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

OTHER MATTERS
The Board is not aware of any matter to be acted upon at the 2023 Annual Meeting other than those described above. If other business properly comes before the 2023 Annual Meeting, the persons named on the proxy will vote the proxy in accordance with what they consider to be in the best interests of us and our shareholders. All shareholders are urged, regardless of the number of shares owned, to participate in the 2023 Annual Meeting by voting their shares.
By Order of the Board of Directors,
J. Cameron MacDonald
Chair of the Board
Houston, Texas
April 14, 2023

ANNUAL MEETING OF STOCKHOLDERSMay 25, 2023NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:The Notice of Meeting, proxy statement and proxy cardare available at https://www.astproxyportal.com/ast/27140Please sign, date and mailyour proxy card in theenvelope provided as soonas possible.Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE xPlease detach along perforated line and mail in the envelope provided.20230000000000001000 9 052523GO GREENe-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxymaterial, statements and other eligible documents online, while reducing costs, clutter andpaper waste. Enroll today via www.astfinancial.com to enjoy online access.1. Election of Directors: To elect two directors to serve as Class I directors for athree-year term to expire at the 2026 annual meeting of stockholders.O James HaysO Robert Creager2. To consider and vote upon the ratification of the selection of Ernst &Young LLP as the Company’s independent registered publicaccounting firm for the fiscal year ending December 31, 2023; and3. To transact such other business as may be properly brought before the annual meetingor any adjournment or postponement thereof.In their discretion, the proxies are authorized to vote upon such other business as mayproperly come before the Annual Meeting. This proxy when properly executed will be votedas directed herein by the undersigned stockholder. If no direction is made, this proxy willbe voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.FOR AGAINST ABSTAINFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Signature of Stockholder Date: Signature of Stockholder Date:Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give fulltitle as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.To change the address on your account, please check the box at right andindicate your new address in the address space above. Please note thatchanges to the registered name(s) on the account may not be submitted viathis method.INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”and fill in the circle next to each nominee you wish to withhold, as shown here:JOHN SMITH1234 MAIN STREETAPT. 203NEW YORK, NY 10038INTERNET - Access “www.voteproxy.com” and follow the on-screeninstructions or scan the QR code with your smartphone. Have yourproxy card available when you access the web page.TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) inthe United States or 1-718-921-8500 from foreign countries fromany touch-tone telephone and follow the instructions. Have yourproxy card available when you call.Vote online/phone until 11:59 PM EST the day before the meeting.MAIL - Sign, date and mail your proxy card in the envelopeprovided as soon as possible.IN PERSON - You may vote your shares in person by attendingthe Annual Meeting.GO GREEN - e-Consent makes it easy to go paperless. Withe-Consent, you can quickly access your proxy material, statementsand other eligible documents online, while reducing costs, clutterand paper waste. Enroll today via www.astfinancial.com to enjoyonline access.PROXY VOTING INSTRUCTIONSPlease detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x20230000000000001000 9 052523COMPANY NUMBERACCOUNT NUMBERMARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.ANNUAL MEETING OF STOCKHOLDERSMay 25, 2023O James HaysO Robert CreagerFOR ALL NOMINEESWITHHOLD AUTHORITYFOR ALL NOMINEESFOR ALL EXCEPT(See instructions below)NOMINEES:NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:The Notice of Meeting, proxy statement and proxy cardare available at https://www.astproxyportal.com/ast/271401. Election of Directors: To elect two directors to serve as Class I directors for athree-year term to expire at the 2026 annual meeting of stockholders. 2. To consider and vote upon the ratification of the selection of Ernst &Young LLP as the Company’s independent registered publicaccounting firm for the fiscal year ending December 31, 2023; and3. To transact such other business as may be properly brought before the annual meetingor any adjournment or postponement thereof.In their discretion, the proxies are authorized to vote upon such other business as mayproperly come before the Annual Meeting. This proxy when properly executed will be votedas directed herein by the undersigned stockholder. If no direction is made, this proxy willbe voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.FOR AGAINST ABSTAIN

14475SKYWARD SPECIALTY INSURANCE GROUP, INC.Proxy for Annual Meeting of Stockholders on May 25, 2023Solicited on Behalf of the Board of DirectorsThe undersigned hereby appoints Andrew Robinson and Mark Haushill, and each ofthem, with full power of substitution and power to act alone, as proxies to vote all the sharesof Common Stock which the undersigned would be entitled to vote if personallypresent and acting at the Annual Meeting of Stockholders of Skyward Specialty InsuranceGroup, Inc., to be held May 25, 2023, at 9:00 a.m., Central time at 820 Gessner Road, Suite107, Houston, Texas 77024, and at any adjournments or postponements thereof, as follows:(Continued and to be signed on the reverse side)1.1